                                                                     Exhibit 4.3


                  THE WARRANTS REPRESENTED BY THIS CERTIFICATE
                  AND THE SECURITIES ISSUABLE UPON EXERCISE
                  HEREOF HAVE BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED, PURSUANT
                  TO A REGISTRATION STATEMENT FILED WITH THE
                  SECURITIES AND EXCHANGE COMMISSION
                  (REGISTRATION NO. 333-11979). HOWEVER,
                  NEITHER THE WARRANTS NOR SUCH SECURITIES CAN
                  BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A
                  POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN.

                                JENNA LANE, INC.


                        Warrant for the Purchase of Units

             Each Unit Consisting of Two (2) Shares of Common Stock
                               and One (1) Warrant


No. 1                                                               60,000 Units

         THIS CERTIFIES that, for receipt in hand of $60.00 and other value received, WALSH MANNING SECURITIES, LLC, 90 Broad Street, New York, New York 10004 (hereinafter referred to as the "Holder" or "Underwriter") is entitled to subscribe for and purchase from JENNA LANE, INC., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from
time to time after             , 1998 and before 5:00 P.M. on            , 2001,
New York time (the "Exercise Period"), 60,000 Units (the "Units"), each Unit consisting of two fully paid and nonassessable shares (the "Unit Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"), and one Common Stock Purchase Warrant ("Unit Warrant"), at a price of $16.70625 per Unit, (the "Exercise Price"). This Warrant may not be sold, transferred, assigned or hypothecated, until _________, 1998 except that it may be transferred in whole or in part, to (i) one or more officers, or partners of the Holder (or the officers or partners of any such person); (ii) a successor to the Holder, or the officers or partners of such successor; (iii) a purchaser of substantially all of the assets of the Holder; or (iv) by operation of law. The term the "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with the above. As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or part.

         Each Unit Warrant shall entitle the holder thereof to purchase two (2) shares of Common Stock (the shares of Common Stock issuable upon exercise of the Unit Warrants being collectively referred to as the "Warrant Shares"). Each Unit Warrant shall be identical in all respect to the Redeemable Common Stock Purchase Warrants (the "Public Warrants"), issued pursuant to the Warrant Agreement, dated as of ___________, 1997 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company as Warrant Agent; provided, however, prior to the registration and sale thereof pursuant to the provisions of paragraph 9 hereof, the Unit Warrants shall not be subject to redemption by the Company under any circumstances.

         1. Term of Exercise. (a) This Warrant may be exercised during the Exercise Period as to the whole or any lesser number of whole Units, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 1407 Broadway, Suite 1801, New York, New York 10018 or such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Units for which this Warrant is being exercised.

            (b) For purposes of this Warrant, the term "Current Market Price" with respect to the Common Stock or the Public Warrants at any date shall be deemed to be: (i) the average of the daily closing prices of the Common Stock or the Public Warrants, as the case may be, for the 20 consecutive trading days immediately preceding such date as reported on the principal national securities exchange on which the Common Stock or the Public Warrants, as the case may be, is listed or admitted to trading, or (ii) if neither the Common Stock or the Public Warrants, as the case may be, is listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices regular way for the Common Stock or the Public Warrants, as the case may be, on the Nasdaq National Market System or Nasdaq SmallCap Market of the Nasdaq Stock Market, Inc. (together referred to as "Nasdaq") for the 20 consecutive days preceding such date or (iii) if neither the Common Stock or the Public Warrants, as the case may be, is then listed or admitted for trading on any national securities exchange and is not reported on NASDAQ or any similar organization, the average of the closing bid and asked prices in the over-the-counter market as furnished by the National Quotation Bureau, Inc. for the 20 consecutive trading days preceeding such date or (v) if no such quotation is then available, the fair market value as determined by the Board of Directors in good faith.

         2. Delivery of Certificates to Registered Holder. Upon each exercise of this Warrant, the Holder shall be deemed to be the holder of record of the Unit Shares and Unit Warrants issuable upon such exercise notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Unit Shares or Unit Warrants shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Unit Shares and a certificate or certificates for the Unit Warrants registered in the name of the Holder or its permitted designee hereunder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Units (or portions thereof) subject to purchase hereunder.

         3. Warrant Register. Any Unit Warrants issued upon the transfer or exercise in part of this Warrant (together with this Warrant, the "Warrants") shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or participation therein amounts to bad faith. The Warrants shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney-in-fact or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney-in-fact, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Units (or component portions thereof) upon surrender of such Warrants to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder or other applicable law.

         4. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant and the Unit Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant and the Unit Warrants when paid for in accordance with the respective terms thereof, shall be validly issued, fully paid and nonassessable by the Company.

         5. Anti-Dilution; Adjustments to Exercise Price. (a) Upon the occurrence of any event (an "Event") as a result of which an adjustment is made to the exercise price (the "Public Exercise Price") of any of the Public Warrants, the number of Unit Shares issuable thereafter upon exercise of the Unit Warrant shall be adjusted to equal the number of Unit Shares issuable prior to such Event multiplied by a fraction, the numerator of which shall be the Public Exercise Price in effect prior to such Event and the denominator of which shall be the Public Exercise Price subsequent to such Event.

            (b) Notwithstanding any other provision of this Warrant, any adjustment of the exercise price, and/or the number of Warrant Shares purchasable upon the exercise of the Unit Warrants shall be determined solely by the antidilution and other adjustment provisions contained in the Warrant Agreement (which provisions are incorporated herein by reference) as if such Unit Warrants were and had been outstanding on and from ____________, 1997.

            (c) Whenever there shall be an adjustment as provided in this paragraph 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its principal office, which notice shall be accompanied by an officer's certificate setting forth the exercise price and the number of Warrant Shares purchasable upon the exercise of the Unit Warrants after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

            (d) All calculations under this paragraph 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

            (e) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of Warrants. If any fraction of a share would be issuable on the exercise of any Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of the Warrant.

         6. Reorganization/Reclassification. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock and the Unit Warrants for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and (ii) make effective provision in order to effect such agreement. Such agreement shall provide for adjustment which shall be as nearly equivalent as practicable to the adjustments in paragraph 5.

            (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock and the Unit Warrants for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in paragraph 5 above.

            (c) The above provisions of this paragraph 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances similar to those described in paragraphs 6(a) and (b).

         7. Notice of Dividends/Distributions. In case at any time the Company shall propose:

            (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

            (b) to issue any rights, warrants or other securities to all holders of Common Stock or Public Warrants entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

            (c) to effect any reclassification or change of the outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property, described in paragraph 6; or

            (d) to effect any liquidation, dissolution, or winding-up of the Company; or

            (e) to take any other action which would cause an adjustment to the Public Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to: (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined; (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock or Public Warrants, as the case may be, shall be entitled to exchange their shares or warrants for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up; or (iii) the date of such action which would require an adjustment to the Public Exercise Price.

         8. Payment of Taxes. The issuance of any shares of Common Stock or Warrants or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares of Common Stock, Warrants or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not due and payable.

         9. Registration Rights. (a) If, at any time after __________, 1998, and before __________, 2003, the Company shall file a registration statement (other than on Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while Unit Shares or Unit Warrants are available for purchase upon exercise of this Warrant or while any Unit Shares, Unit Warrants or Warrant Shares (which have not been so registered) are outstanding, the Company shall give the Holder and all the then registered holders of such Unit Shares, Unit Warrants or Warrant Shares at least 30 days prior written notice of the filing of such registration statement. If requested by the Holder or by any such holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Holder or such holder and the underwriting discounts, if any, payable in respect of the Warrants, Units, Unit Shares, Unit Warrants and Warrant Shares sold by the Holder or any such holder), register or qualify the Units, the Unit Shares, Unit Warrants and Warrant Shares (collectively, the "Underwriter's Securities") of the Holder or any such holders who shall have made such request concurrently with the registration covering such other securities, all to the extent requisite to permit the public offering and sale of the Underwriter's Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Underwriter's Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Holder or any such holder who shall have requested registration of his or its Underwriter's Securities shall delay the offering and sale of such Underwriter's securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days, as the managing underwriter shall request, provided that no such delay shall be required as to any Underwriter's Securities if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holder or any such holder unless the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Underwriter's Securities which were requested to be included in such registration.

            (b) If at any time after ______________, 1998 and before _________________, 2002, the Company shall receive a written request from holders of Underwriter's Securities who, in the aggregate, own (or upon exercise of all Warrants and Unit Warrants, will own) a majority of the total number of shares of Common Stock issued or issuable upon exercise of the Warrants and the Unit Warrants, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Underwriter's Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Holder or such holders and underwriting discounts, if any, payable in respect of the Underwriter's Securities sold by the Holder or any such holder) shall be borne by the Company.

            (c) In the event of a registration pursuant to the provisions of this paragraph 9, the Company shall use its best efforts to cause the Underwriter's Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this paragraph 9(c) in which it is not otherwise required to qualify to do business.

            (d) The Company shall keep effective any registration or qualification contemplated by this paragraph 9 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holder or such holders to complete the offer and sale of the Underwriter's Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification effect for a period in excess of nine months from the date on which the Holder and such holders are first free to sell such Underwriter's Securities; provided, however, that if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Underwriter's Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Underwriter's Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

            (e) In the event of a registration pursuant to the provisions of this paragraph 9, the Company shall furnish to each holder of any Underwriter's Securities included therein such amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Holder or such holders may reasonable request in order to facilitate the disposition of the Underwriter's Securities included in such registration.

             (f) In the event of a registration pursuant to the provisions this paragraph 9, the Company shall furnish to each holder of any Underwriter's Securities so registered with an opinion of its counsel (reasonably acceptable to the Holder) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Securities and Exchange Commission or any securities of blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge or reason to know of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented. Such opinion shall also state the jurisdictions in which the Underwriter's Securities have been registered or qualified for sale pursuant to the provisions of paragraph 9(c).

             (g) The Company agrees that until all the Underwriter's Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Underwriter's Securities to sell such securities under Rule 144.

         10. Indemnification. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, any holder of any of the Underwriter's Securities, their officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this paragraph 10, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever reasonably incurred, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this paragraph 10 collectively called an "application") executed by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Underwriter's Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or any holder of any of the Underwriter's Securities by or on behalf of such preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

         If any action is brought against the Holder or any holder of any of the Underwriter's Securities or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this paragraph 10(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or addition to those available to the Company, if any of which events the reasonable fees and expenses of such counsel shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph 10(a) to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

             (b) The Holder and any other holder of Underwriter's Securities and such other holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Underwriter's Securities held by the Holder and such other holder and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holder and such other holder in paragraph 10(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or such other holder by or on behalf of the Holder or such other holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this paragraph 10(b), the Holder and such other holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of paragraph 10(a).

             (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to paragraph 10(a) or 10(b) (subject to the limitations thereof) but is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement and any controlling person of the Company), as one entity, and the Holder and any holder of any of the Underwriter's Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holder or any such holder in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company, by the Holder or by any holder of Underwriter's Securities included in such registration, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder or any such other holder of the Underwriter's Securities for contribution were determined by pro rata or per capital allocation of the aggregate losses, liabilities, claim, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this paragraph 19(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this paragraph 10(c), each person, if any, who controls the Holder or any holder of any of the Underwriter's Securities within the meaning of section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph 10(c). Anything in this paragraph 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This paragraph 10(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

         11. Legend. The securities issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing any such securities shall bear the following legend:

                  "THE SHARES [OR OTHER SECURITIES]
         REPRESENTED BY THIS CERTIFICATE HAVE BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933,
         AS AMENDED, PURSUANT TO A REGISTRATION
         STATEMENT FILED WITH THE SECURITIES AND

         EXCHANGE COMMISSION.  HOWEVER, SUCH SHARES [OR
         OTHER SECURITIES] CANNOT BE OFFERED OR SOLD
         EXCEPT PURSUANT TO (i) A POST-EFFECTIVE
         AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii)
         A SEPARATE REGISTRATION STATEMENT UNDER SUCH
         ACT, OR (iii) AN EXEMPTION FROM REGISTRATION
         UNDER SUCH ACT."

         12. Lost Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and execution and delivery of appropriate agreements of indemnity, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor and denomination.

         13. No Rights as Shareholder. The Holder of any Warrant shall not have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         14. Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and received (i) when delivered if delivered by hand, or (ii) upon three days after sending if mailed by registered or certified mail, return receipt requested or (iii) upon receipt if sent by overnight courier:

             (a) If to the registered holder of this Warrant, to the address of such holder as shown on the books of the Company; or

             (b) If to the Company, to the address set forth in Paragraph 1(a) of this Warrant; or

             (c) If to the Holder, to the address set forth on the first page of this Warrant.

         15. Governing Law. This Warrant shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

         17. Waiver. The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

         18. Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

         19. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

         20. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

         21. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         22. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Dated: ________________ __, 1997

                                             JENNA LANE, INC.


                                             By _______________________________
                                                Name:
                                                Title:
[Seal]



_________________________________
         Secretary